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     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE UNDERWRITERS OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR QUALIFIED SOLICITATION IS NOT TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION OR OFFER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    3
Forward-Looking Statements............    9
Risk Factors..........................    9
Price Range of Common Stock...........   16
Dividend Policy.......................   16
Use of Proceeds.......................   16
Capitalization........................   17
Selected Consolidated Historical and
  Pro Forma Financial Data............   18
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   19
Business..............................   24
Management............................   33
Description of Debentures.............   35
Description of Credit Facility........   44
Description of Capital Stock..........   44
Underwriting..........................   46
Legal Matters.........................   47
Experts...............................   47
Available Information.................   48
Incorporation of Certain Documents by
  Reference...........................   48
Glossary..............................  G-1
Index to Financial Statements.........  F-1

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                                  $30,000,000

                         [SOUTHERN MINERAL CORP. LOGO]

                          SOUTHERN MINERAL CORPORATION

                           % CONVERTIBLE SUBORDINATED
                              DEBENTURES DUE 2007

                               -----------------
                                   PROSPECTUS
                                -----------------

                         MORGAN KEEGAN & COMPANY, INC.

                               MCDONALD & COMPANY
                                SECURITIES INC.

                         RAUSCHER PIERCE REFSNES, INC.

                                           , 1997

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